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                                                                    EXHIBIT 10.8

                    [LETTERHEAD OF ROSENBLUM PARTNERS, LLC]



August 7, 2000

DELIVERED VIA FACSIMILE

Mr. John Gorst, CEO
Xcel Management, Inc.
1101 Broadway Plaza
Tacoma, WA 98402

     Re:  Engagement Letter and Fee Agreement-Xcel Management, Inc.

Dear Mr. Gorst:

     This Engagement Letter and Fee Agreement ("Agreement") will confirm that Xcel Management, Inc. an existing Utah Corporation (collectively "XCEL MANAGEMENT, INC." or "you"), has engaged Rosenblum Partners, LLC ("Rosenblum" or "we") and that Rosenblum has agreed to perform financial advisory and intermediaries services on behalf of XCEL MANAGEMENT, INC. with respect to arranging a private placement offering and/or financing for XCEL MANAGEMENT, INC. as further detailed herein.

     1.   Scope of Services. On a non-exclusive basis, Rosenblum will act as
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          financial intermediary in structuring the private placement of common and/or preferred equity in connection therewith; raising approximately $1 to $2 million United States Dollars as may be required by XCEL MANAGEMENT, INC., through the sale of new equity for XCEL MANAGEMENT, INC. (the "subject financing"). The essence of Rosenblum's services will be to act as an intermediary in providing financial advisory services to XCEL MANAGEMENT, INC. regarding the subject financing, and in making introductions and referrals to Rosenblum Financing Sources identified by Rosenblum in writing and approved by XCEL MANAGEMENT, INC. in writing. For purposes of this Agreement, "Rosenblum Financing Source" shall include any entity or party that is identified by Rosenblum to XCEL MANAGEMENT, INC. in writing and approved by XCEL MANAGEMENT, INC. in writing as a potential investor and that makes an investment in XCEL MANAGEMENT, INC. as a result of Rosenblum's efforts. Rosenblum Financing Sources shall not include any party that XCEL MANAGEMENT, INC. identifies in writing to Rosenblum prior to or following execution of this Agreement as a party that it has had or intends to have contact with regarding making an investment in XCEL MANAGEMENT, INC. and any other party that is not identified by Rosenblum to XCEL MANAGEMENT, INC. in writing and approved by XCEL MANAGEMENT, INC. in writing as a potential investor.

          Neither Rosenblum, nor are any of its principals, licensed as registered investment advisors, securities brokers-dealers, attorneys or accountants, and none of the
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          services provided by Rosenblum or its principals are intended to be construed as offering or selling XCEL MANAGEMENT, INC. securities, or giving investment, legal and/or tax advice.

          Other than as expressly provided for herein, Rosenblum makes no guarantee or warranty to deliver or produce any results from its efforts, or that its services will in fact result in a third party or parties actually providing funding or making an investment in XCEL MANAGEMENT, INC.. Also, XCEL MANAGEMENT, INC. is under no obligation to enter into an agreement with any entity, with any investment banker or securities broker-dealer, or accept or receive funding from any Rosenblum Financing Source, or agree to any terms or conditions for proposed financing other than as XCEL MANAGEMENT, INC.


     2.   Rosenblum Compensation.
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          (a.) Upon the closing of each funding from a Rosenblum Financing
               Source, XCEL MANAGEMENT, INC. shall pay Rosenblum a cash sum equal to 7% of the gross amount to be disbursed at each said Closing. XCEL MANAGEMENT, INC. hereby irrevocably authorizes and instructs the Rosenblum Financing Source to pay the cash sum directly to Rosenblum, out of the closing proceeds, at the time of each funding closing.

          (b.) All expenses incurred by Rosenblum in excess of $500, including the printing of documents etc., shall be approved in advance by XCEL MANAGEMENT, INC., for which XCEL MANAGEMENT, INC. shall reimburse Rosenblum.

     3.   Due Diligence. We shall be conducting a due diligence background
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          investigation of XCEL MANAGEMENT, INC., including asking you to respond in writing to a Due Diligence Questionnaire. XCEL MANAGEMENT, INC. hereby agrees to cooperate in responding to this Due Diligence Questionnaire and to otherwise make full, fair and truthful disclosure to Rosenblum regarding the business, legal, financial and tax condition of XCEL MANAGEMENT, INC.. Further, XCEL MANAGEMENT, INC. hereby represent and warrants to Rosenblum that any and all of the information contained in the XCEL MANAGEMENT, INC. financial statements and other documents provided by XCEL MANAGEMENT, INC. to Rosenblum with respect to the subject financing are materially accurate, do not contain any misrepresentations of fact, and do not omit to state any information so as to make such documents misleading. XCEL MANAGEMENT, INC. also agrees to supplement and periodically update all such information so as to make the information provided by XCEL MANAGEMENT, INC. to Rosenblum materially accurate.

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     4.   Indemnification.
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          (a.) XCEL MANAGEMENT, INC. shall indemnify and hold harmless Rosenblum from and against all claims, damages, losses, and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any misstatement or omission or alleged misstatement or omission, in an offering memorandum or any other materials or information supplied or approved by XCEL MANAGEMENT, INC. which are disseminated by Rosenblum to Rosenblum Financing Sources, except XCEL MANAGEMENT, INC. shall not be liable for any claim of damage, loss or liability which is finally determined to have resulted from Rosenblum's fraud or gross negligence.

          (b.) Rosenblum shall indemnify and hold harmless XCEL MANAGEMENT, INC. from and against all claims, damages, losses, liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any misstatement or omission, or alleged misstatement or omission, by Rosenblum, in any materials or information prepared by Rosenblum which were not supplied or approved by XCEL MANAGEMENT, INC. and were disseminated to third parties, including Rosenblum Financing Sources.

     5.   Term and Termination. The term of this Agreement is for 60 days,
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          unless terminated earlier by XCEL MANAGEMENT, INC. on thirty (30) days notice to Rosenblum. Notwithstanding the foregoing, if a Closing occurs with a Rosenblum Financing Source at any time within 365 days after such termination, the compensation provided for in items (b) and
          (c) of paragraph 2 shall be immediately due and payable to Rosenblum as provided for therein.

     6.   Notice. Any notices to be given hereunder by each party to the other
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          may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested to the addresses set forth below. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of two (2) days after mailing.

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          As to XCEL MANAGEMENT, INC.:                      As to Rosenblum:
          Mr. John Gorst                     Mr. Charles L. Rosenblum, CEO
          Xcel Management, Inc.              Rosenblum Partners, LLC
          1101 Broadway plaza                18952 Mac Arthur Blvd., Suite 350
          Tacoma, WA 98402                   Irvine, CA 92612

     7.   Applicable Law. This Agreement shall be construed under the laws of
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          the State of California. Venue shall be Orange County, California

     8.   Attorneys' Fees. If any action at law, or in equity, is necessary to
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          enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which it may be entitled.

     9.   Entire Agreement. This Agreement supersedes any and all other
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          agreements, either oral or in writing, between the parties hereto with respect to the engagement of Rosenblum and contains all of the covenants and agreements between the parties with respect to such engagement in any manner whatsoever. This Agreement may not be altered or modified except by an agreement in writing, signed by both parties. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     If the terms and conditions of this Agreement are acceptable to you, then please execute this Agreement where indicated below and return an originally executed Agreement to me.

     Very truly yours,
     Rosenblum Partners, LLC


     /s/ CHARLES ROSENBLUM
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     By: Charles L Rosenblum
     CEO/Chairman

     ACCEPTANCE: The undersigned, as the CEO acting on behalf of Xcel Management, Inc., hereby acknowledges that he has read and understands the terms and conditions of the foregoing Agreement with Rosenblum Partners, LLC, and that Xcel Management, Inc., hereby agree to be bound by and perform in accordance with such terms and conditions.

     Xcel Management, Inc.


     By:                                    Dated:
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        Mr. John Gorst, CEO

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